UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2017

TCG BDC, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 000-54899	No. 80-0789789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, 40th Floor New York, New York	10022
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 813-4900

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 16, 2017, TCG BDC, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). The following two proposals were voted on at the Annual Meeting: (1) the election of Michael A. Hart as a director to serve for a three-year term and until his successor is duly elected and qualified at the Company’s 2020 Annual Meeting of Stockholders or until his earlier death, resignation or removal; and (2) the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Stockholders of record at the close of business on March 20, 2017 were entitled to vote at the Annual Meeting. As of March 20, 2017, the record date, there were 41,708,155 shares of common stock outstanding and entitled to vote. 21,347,828 shares of common stock of the Company were present or represented at the meeting, constituting a quorum.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Each proposal was approved by the requisite vote.

Proposal 1.	The election of Michael A. Hart as a director to serve for a three-year term and until his successor is duly elected and qualified at the Company’s 2020 Annual Meeting of Stockholders or until his earlier death, resignation or removal:

Director Nominee	For	Withhold
Michael A. Hart	21,330,790	17,038

Proposal 2.	The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

For	Against	Abstain	Broker Non-Votes
21,318,804	25,620	3,403	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCG BDC, INC. (Registrant)

By:	/s/ Matthew Cottrell
Name:	Matthew Cottrell
Title:	Secretary

Date: May 19, 2017